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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 27th day of November, 2002, by and between RRUN VENTURES NETWORK, INC., a Nevada corporation ("RRUN"), and Emanuel Koseos ("Mr. Koseos").

                                    Recitals

     A. This Agreement provides for the purchase by Mr. Koseos of 100% of the issued and outstanding shares of AXXUS CORPORATION, a Nevada corporation ("AXXUS").

     B. RRUN owns one hundred (100) shares of stock of AXXUS, which one hundred (100) shares constitutes 100% of the issued and outstanding capital stock of AXXUS.

     C. RRUN now desires to sell to Mr. Koseos and Mr. Koseos desires to purchase from RRUN 100% of the issued and outstanding capital stock of AXXUS, all according to the terms and conditions of this Agreement.

                                    Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:


                                    ARTICLE I
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF RRUN

     Section 1.1 Organization. AXXUS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     Section 1.2 Capitalization. All issued and outstanding shares of AXXUS total one hundred (100) shares of common stock, which shared are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. AXXUS has no other securities, warrants or options authorized or issued.

     Section 1.3 Ownership and Related Matters. Any software or other proprietary work owned by RRUN or any of its affiliated companies, created by Emanuel Koseos and/or Kaph Data Engineering ("Kaph Data"), is owned by AXXUS.

     Section 1.4 Liabilities. The total liabilities of AXXUS does not exceed $1,000 in the aggregate without taking into consideration amounts owed to Saya Kyvrikosaios, Mr. Koseos and Kaph Data.


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                                   ARTICLE II
                                 STOCK PURCHASE

     Section 2.1 Share Purchase. RRUN hereby sells one hundred (100) issued and outstanding shares of stock of AXXUS to Mr. Koseos for $1.00.


                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     Section 3.2 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 3.3 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefore.

     Section 3.4 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 3.5 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 3.6 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 3.7 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation,


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such  unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 3.8 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof

     Section 3.9 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

RRUN VENTURES NETWORK, INC.,               EMANUEL KOSEOS
a Nevada corporation

By:  /s/ Ray Hawkins                       By:  /s/ Emanuel Koseos
     ____________________________               ____________________________
                                                Emanuel Koseos
Its: Ray Hawkins, CEO


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